Exhibit 99

NEWS RELEASE

For further information, contact
Kent Henschen, Director –
Corporate Communications
Tel: 414-768-4626 Fax: 414-768-4474
khenschen@bucyrus.com www.bucyrus.com

BUCYRUS INTERNATIONAL, INC. ANNOUNCES SUMMARY FINANCIAL RESULTS FOR

THE QUARTER ENDED MARCH 31, 2009

South Milwaukee, Wisconsin, April 23, 2009 - Bucyrus International, Inc. (NASDAQ: BUCY), a leading designer, manufacturer and marketer of high productivity mining equipment for surface and underground mining, announced today its summary unaudited financial results for the quarter ended March 31, 2009.

Operating Results

Consolidated Condensed Statements of Earnings (Unaudited)

	Quarters Ended March 31,
	2009	2008
	(Dollars in thousands, except per share amounts)
Sales	$605,744	$516,981
Cost of products sold	435,559	375,396

Gross profit	170,185	141,585
Selling, general and administrative expenses	61,053	59,481
Research and development expenses	9,376	8,151
Amortization of intangible assets	5,164	6,421

Operating earnings	94,592	67,532
Interest income	(1,586)	(2,202)
Interest expense	6,864	8,116
Other expense	5,025	767

Earnings before income taxes	84,289	60,851
Income tax expense	27,388	19,770

Net earnings	$56,901	$41,081

Net earnings per share:
Basic:
Net earnings per share	$0.76	$0.55
Weighted average shares	74,451,449	74,340,258
Diluted:
Net earnings per share	$0.76	$0.55

	Quarters Ended March 31,
	2009	2008
	(Dollars in thousands, except per share amounts)
Weighted average shares	74,956,271	75,205,158

Other Financial Data:
EBITDA (1)	$105,187	$82,938

Non-cash stock compensation expense (2)	$2,384	$1,822
Severance expense (3)	296	280
Loss on disposal of fixed assets (4)	3	560
Inventory fair value adjustment charged to cost of products sold (5)	—	8,859

	$2,683	$11,521

(1)	EBITDA is defined as net earnings before interest income, interest expense, income tax expense, depreciation and amortization. EBITDA is presented because (i) management uses EBITDA to measure Bucyrus’ liquidity and financial performance and (ii) management believes EBITDA is frequently used by securities analysts, investors and other interested parties in evaluating the performance and enterprise value of companies in general, and in evaluating the liquidity of companies with significant debt service obligations and their ability to service their indebtedness. The EBITDA calculation is not an alternative to operating earnings under accounting principles generally accepted in the United States of America (“GAAP”) as an indicator of operating performance or of cash flows as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Because not all companies use identical calculations, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. The following table reconciles net earnings to EBITDA and EBITDA to net cash provided by operating activities.
(2)	Reflects non-cash stock compensation expense related to equity incentive plans.
(3)	Reflects severance and early retirement expenses for personnel changes in the ordinary course.
(4)	Reflects losses on the disposal of fixed assets in the ordinary course.
(5)	In connection with the acquisition of DBT GmbH in 2007, inventories purchased were adjusted to estimated fair value. This adjustment was charged to cost of products sold as the inventory was sold.

EBITDA Reconciliation (Unaudited)

	Quarters Ended March 31,
	2009	2008
	(Dollars in thousands)
Net earnings	$56,901	$41,081
Interest income	(1,586)	(2,202)
Interest expense	6,864	8,116
Income tax expense	27,388	19,770
Depreciation	9,435	8,670
Amortization	6,185	7,503

EBITDA	105,187	82,938
Changes in assets and liabilities	(31,137)	93,389
Non-cash stock compensation expense	2,384	1,822
Loss on disposal of fixed assets	3	560
Interest income	1,586	2,202

	Quarters Ended March 31,
	2009	2008
	(Dollars in thousands)
Interest expense	(6,864)	(8,116)
Income tax expense	(27,388)	(19,770)

Net cash provided by operating activities	$43,771	$153,025

Consolidated Condensed Balance Sheets (Unaudited)

	March 31, 2009	December 31, 2008
	(Dollars in thousands)
Assets
Cash and cash equivalents	$64,786	$102,396
Receivables - net	584,041	636,486
Inventories	673,523	616,710
Deferred income taxes	42,478	53,133
Prepaid expenses and other	32,843	26,045

Total current assets	1,397,671	1,434,770

Goodwill	325,124	330,211
Intangible assets - net	218,319	230,451
Other assets	65,593	68,823

Total other assets	609,036	629,485

Property, plant and equipment - net	481,161	488,396

Total assets	$2,487,868	$2,552,651

Liabilities and Common Stockholders’ Investment
Accounts payable and accrued expenses	$408,078	$438,626
Liabilities to customers on uncompleted contracts and warranties	268,630	252,304
Income taxes	71,482	70,091
Current maturities of long-term debt and short-term obligations	14,619	69,291

Total current liabilities	762,809	830,312

	March 31, 2009	December 31, 2008
Deferred income taxes	47,669	52,895
Pension, postretirement benefits and other	193,614	218,181

Total long-term liabilities	241,283	271,076

Long-term debt, less current maturities	496,021	501,755

Common stockholders’ investment	987,755	949,508

Total liabilities and common stockholders’ investment	$2,487,868	$2,552,651

Segment Information (Unaudited)

	Quarter Ended March 31, 2009
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$311,003	$65,032	$5,669	$8,591	$1,082,901
Underground mining	294,741	37,347	8,930	2,610	1,404,967

Total operations	605,744	102,379	14,599	11,201	2,487,868
Corporate	—	(7,787)	—	—	—

Consolidated total	$605,744	94,592	14,599	$11,201	$2,487,868

Interest income		(1,586)	—
Interest expense		6,864	—
Other expense		5,025	1,021

Earnings before income taxes		$84,289	$15,620

	Quarter Ended March 31, 2008
	Sales	Operating Earnings	Depreciation and Amortization	Capital Expenditures	Total Assets
	(Dollars in thousands)
Surface mining	$284,058	$54,344	$4,592	$15,589	$885,597
Underground mining	232,923	19,249	10,814	5,596	1,382,268

Total operations	516,981	73,593	15,406	21,185	2,267,865
Corporate	—	(6,061)	—	—	—

Consolidated total	$516,981	67,532	15,406	$21,185	$2,267,865

Interest income		(2,202)	—
Interest expense		8,116	—
Other expense		767	767

Earnings before income taxes		$60,851	$16,173

Sales consisted of the following:

	Quarters Ended March 31,
	2009	2008	% Change
	(Dollars in thousands)
Surface Mining:
Original equipment	$146,976	$143,008	2.8%
Aftermarket parts and service	164,027	141,050	16.3%

	311,003	284,058	9.5%

Underground Mining:
Original equipment	181,068	141,116	28.3%
Aftermarket parts and service	113,673	91,807	23.8%

	294,741	232,923	26.5%

Total:
Original equipment	328,044	284,124	15.5%
Aftermarket parts and service	277,700	232,857	19.3%

	$605,744	$516,981	17.2%

The increase in surface mining original equipment sales for the first quarter of 2009 compared to the first quarter of 2008 was primarily in electric mining shovels, offset by a decrease in sales from draglines. The increase in surface mining aftermarket parts and service sales was primarily in the Chilean and Australian markets. Moderate increases in sales to customers in Brazil and China offset a decline in Canada. First quarter 2009 surface mining sales were negatively impacted by $16.8 million due to the effect of the stronger U.S. dollar on sales denominated in foreign currencies compared to the first quarter of 2008.

The increase in underground mining original equipment sales for the first quarter of 2009 compared to the first quarter of 2008 was primarily the result of strong longwall system sales related to a large order in the Czech Republic received in early 2008. The increase in underground mining aftermarket parts and service sales was primarily in the United States. First quarter 2009 underground mining sales were negatively impacted by $20.6 million due to the effect of the stronger U.S. dollar on sales denominated in foreign currencies compared to the first quarter of 2008.

Gross profit for the first quarter of 2009 was $170.2 million, or 28.1% of sales, compared to $141.6 million, or 27.4% of sales, for the first quarter of 2008. Gross profit was affected by purchase accounting adjustments as a result of the acquisition of DBT GmbH (“DBT”) in 2007 as follows:

	Quarters Ended March 31,
	2009	2008
	(Dollars in thousands)
(Increase) decrease due to purchase accounting adjustments	$(485)	$8,747
Gross margin increase (reduction)	0.1%	(1.7)%

The increase in gross profit was primarily due to increased surface and underground mining sales. Excluding the effect of purchase accounting adjustments, gross profit was 28.0% of sales for the first quarter of 2009 compared to 29.1% of sales for the first quarter of 2008, with the decrease due primarily to the mix of original equipment orders in the underground mining segment.

Operating earnings were as follows:

	Quarters Ended March 31,
	2009	2008	% Change
	(Dollars in thousands)
Surface mining	$65,032	$54,344	19.7%
Underground mining	37,347	19,249	94.0%

Total operations	102,379	73,593	39.1%
Corporate	(7,787)	(6,061)	(28.5)%

Consolidated total	$94,592	$67,532	40.1%

Operating earnings for the underground mining segment were reduced by amortization of purchase accounting adjustments related to the acquisition of DBT of $4.1 million for the first quarter of 2009, compared to $14.3 million for the first quarter of 2008.

Other expense for the first quarter of 2009 was $5.0 million compared to $0.8 million for the first quarter of 2008. The increase in 2009 was primarily due to $4.0 million of losses that were reclassified from accumulated other comprehensive income into earnings due to the discontinuance of cash flow hedges. The cash flow hedges were discontinued and rolled forward as a result of customer requested delays of two orders in the underground mining segment and it is anticipated that the losses will be recovered in 2010 when the hedges come due.

Net earnings for the first quarter of 2009 were $56.9 million, or $0.76 per share on a fully diluted basis, compared to $41.1 million, or $0.55 per share on a fully diluted basis, for the first quarter of 2008. Net earnings were reduced (increased) by amortizations of purchase accounting adjustments related to the acquisition of DBT as follows:

	Quarters Ended March 31,
	2009	2008
	(Dollars in thousands)
Inventory fair value adjustment charged to cost of product sold	$—	$8,859
Amortization of intangible assets	4,715	5,796
Depreciation of fixed assets	(655)	(355)

Operating earnings	4,060	14,300
Income tax benefit	1,333	4,782

Total	$2,727	$9,518

EBITDA was as follows:

	Quarters Ended March 31,
	2009	2008	% Change
	(Dollars in thousands)
EBITDA	$105,187	$82,938	26.8%
EBITDA as a percent of sales	17.4%	16.0%

EBITDA includes the impact of non-cash stock compensation expense, severance expenses, loss on disposals of fixed assets and the inventory fair value purchase accounting adjustment charged to cost of products sold as set forth in the Other Financial Data table beneath the Consolidated Condensed Statements of Earnings.

Capital expenditures for the first quarter of 2009 were $11.2 million, which included $4.1 million related to the expansion and additional renovation of Bucyrus’ South Milwaukee facilities. Bucyrus’ capital expenditures for 2009 are expected to be between $60 million and $70 million.

Backlog as of March 31, 2009 and December 31, 2008, as well as the portion of backlog which is expected to be recognized within 12 months of these dates, was as follows:

	March 31, 2009	December 31, 2008	% Change
	(Dollars in thousands)
Surface Mining:
Total	$1,298,387	$1,367,242	(5.0)%
Next 12 months	$782,746	$906,884	(13.7)%

Underground Mining:
Total	$1,043,305	$1,135,212	(8.1)%
Next 12 months	$876,671	$806,074	8.8%

Total:
Total	$2,341,692	$2,502,454	(6.4)%
Next 12 months	$1,659,417	$1,712,958	(3.1)%

A portion of the surface mining backlog as of March 31, 2009 and December 31, 2008 was related to multi-year contracts that will generate revenue in future years.

New orders were as follows:

	Quarters Ended March 31,
	2009	2008	% Change
	(Dollars in thousands)
Surface mining:
Original equipment	$95,557	$260,790	(63.4)%
Aftermarket parts and service	146,591	354,709	(58.7)%

	242,148	615,499	(60.7)%

Underground mining:
Original equipment	98,017	353,108	(72.2)%
Aftermarket parts and service	104,817	124,384	(15.7)%

	202,834	477,492	(57.5)%

Total:
Original equipment	193,574	613,898	(68.5)%
Aftermarket parts and service	251,408	479,093	(47.5)%

	$444,982	$1,092,991	(59.3)%

The decrease in surface mining original equipment new orders in the first quarter of 2009 was primarily due to fewer electric mining shovel orders in the quarter. Included in surface mining aftermarket parts and service new orders for the first quarter of 2009 was $5.8 million related to multi-year contracts that will generate revenue in future years, compared to $209.8 million in the first quarter of 2008. Multi-year contracts vary in size and are not typically received on a regular basis. Underground original equipment new orders for the first quarter of 2008 included an order in the Czech Republic for five longwall systems.

Conference Call

Bucyrus will hold a telephone conference call pertaining to this news release at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) on Friday, April 24, 2009. Interested parties should call (888) 679-8034 ((617) 213-4847 for international callers), participant passcode 33353712. A replay of the call will be available until May 23, 2009 at (888) 286-8010 ((617) 801-6888 internationally), passcode 72720699. The conference call will also be available as a web cast, which can be accessed through the link provided on the Investor Relations page of Bucyrus’ website at www.bucyrus.com and will be available until May 23, 2009.

Special Note Regarding Online Availability of Bucyrus Releases and Filings

All Bucyrus financial news releases and SEC filings are posted to Bucyrus’ website, www.bucyrus.com. Automatic email alerts for these postings, corporate and general releases as well as product information also are available at www.bucyrus.com.

FORWARD-LOOKING STATEMENTS AND CAUTIONARY FACTORS

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could cause actual results to differ materially from those anticipated in such forward-looking statements and could adversely affect Bucyrus’ actual results of operations and financial condition include, without limitation:

•

the cyclical nature of the sale of original equipment due to fluctuations in market prices for coal, copper, oil, iron ore and other minerals, changes in general economic conditions, changes in interest rates, changes in customers’ replacement or repair cycles, consolidation in the mining industry and competitive pressures;

•	changes in global financial markets and global economic conditions;

•	our customers deferring, delaying or canceling capital investments due to volatility and tightening of credit markets, unprecedented financial market conditions and a global recession;

•	disruption of our plant operations due to equipment failures, natural disasters or other reasons;

•	our ability to attract and retain skilled labor;

•	our production capacity;

•	our ability to purchase component parts or raw materials from key suppliers at acceptable prices and/or on the required time schedule;

•	our dependence on the commodity price of coal and other conditions in the coal market;

•	our reliance on significant customers;

•	the loss of key customers or key members of management;

•	the risks and uncertainties of doing business in foreign countries, including emerging markets, and foreign currency risks;

•	the highly competitive nature of the mining industry;

•	our ability to continue to offer products containing innovative technology that meets the needs of our customers;

•	costs and risks associated with regulatory compliance and changing regulations affecting the mining industry and/or electric utilities;

•	product liability, environmental and other potential litigation;

•	work stoppages at our company, our customers, our suppliers or providers of transportation;

•	our ability to satisfy underfunded pension and postretirement obligations;

•	our ability to protect intellectual property; and

•	the availability of operating cash to service our indebtedness.

The foregoing factors do not constitute an exhaustive list of factors that could cause actual results to differ materially from those anticipated in forward-looking statements, and should be read in conjunction with the other cautionary statements and risk factors included in Bucyrus’ 2008 Form 10-K filed with the Securities and Exchange Commission on March 2, 2009. All forward-looking statements attributable to Bucyrus are expressly qualified in their entirety by the foregoing cautionary statements. Bucyrus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.